Deloitte & Touche LLP
Certified Public Accountants
Suite 1200
201 East Kennedy Boulevard
Tampa, Florida  33602-5821

Tel: (813) 273 8300
www.us.deloitte.com

                                                  Deloitte
                                                  & Touche



                                                                      Exhibit 16



July 17, 2000


Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C.  20549

We have read and agree with the comments in Item 4 of Form 8-K of DoctorSurf.com dated July 17, 2000, except for the statement in the last sentence of paragraph four, as we have no basis on which to agree or disagree with such statement.

Yours truly,


/s/ Deloitte & Touche LLP